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                                                                 EXHIBIT 99.8(g)

                           SPECIAL SERVICING AGREEMENT

     THIS SPECIAL SERVICING AGREEMENT ("Agreement"), made as of this 1st day of May, 2007, by and among: (i) MFS Series Trust X, a Massachusetts business trust, on behalf of each of its series listed in Appendix A; (ii) MFS Series Trust XII, a Massachusetts business trust, on behalf of each of its series listed in Appendix A (all series listed in Appendix A are referred to collectively as the "Top-Tier Funds"); (iii) MFS Series Trust X, a Massachusetts business trust, on behalf of each of its series listed in Appendix B; (iv) MFS Series Trust I, a Massachusetts business trust, on behalf of each of its series listed in Appendix B; (v) MFS Series Trust III, a Massachusetts business trust, on behalf of each of its series listed in Appendix B; (vi) MFS Series Trust IV, a Massachusetts business trust, on behalf of each of its series listed in Appendix B; (vii) MFS Series Trust V, a Massachusetts business trust, on behalf of each of its series listed in Appendix B; (viii) MFS Series Trust IX, a Massachusetts business trust, on behalf of each of its series listed in Appendix B; (ix) MFS Series Trust XI, a Massachusetts business trust, on behalf of each of its series listed in Appendix B; and (x) MFS Series Trust XIII, a Massachusetts business trust, on behalf of its series listed in Appendix B (all series listed in Appendix B are referred to as the "Underlying Funds").

                                   WITNESSETH:

     WHEREAS, each Top-Tier Fund and each Underlying Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended, or is a series of such a registered company.

     WHEREAS, each Top-Tier Fund and each Underlying Fund has entered into an agreement with MFS Service Center, Inc. ("MFSC") under which MFSC provides each Top-Tier Fund and each Underlying Fund transfer agency and shareholder services (each, a "Service Agreement");

     WHEREAS, the Service Agreement provides for each Top-Tier Fund and each Underlying Fund to bear sub-accounting and networking fees, including out-of-pocket expenses for shareholder communications, as well as other transfer agency expenses, agreed to from time to time by the Board of Trustees of each Top-Tier Fund and each Underlying Fund (each a "Board") (the "Shared Expenses");

     WHEREAS, included as Shared Expenses are the payments due to Sun Life Retirement Services (U.S.), Inc. ("RSI"), an affiliate of Massachusetts

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Financial Services Company ("MFS"), as provided for in a sub-accounting agreement between MFSC and RSI, pursuant to which RSI provides participant-level transfer services to participants in retirement plans maintained by RSI who invest in Top-Tier Funds or Underlying Funds (each, a "RSI Sub-Accounting Agreement");

     WHEREAS, also included as a Shared Expense are the payments due from each Top-Tier Fund and each Underlying Fund pursuant to sub-accounting and networking agreements between MFSC and one or more financial intermediaries unaffiliated with RSI or with MFS, pursuant to which the financial intermediary maintains the records of underlying owners in a single omnibus account or pursuant to which the financial intermediary performs all recordkeeping tasks for its customers, in return for such compensation in amounts not to exceed such amounts as may be authorized by the Board from time to time (together with the RSI Sub-Accounting Agreement, the "Sub-Accounting Agreements");

     WHEREAS, MFS has provided information to the relevant Board(s) indicating that each Top-Tier Fund provides certain benefits to the Underlying Funds due to the incremental increase in assets resulting from investments in the Underlying Funds by the Top-Tier Funds, the large asset size of each shareholder account that represents an investment by a Top-Tier Fund in an Underlying Fund relative to other shareholder accounts, and fewer shareholder transactions and greater predictability of transaction activity as compared to other shareholder accounts of Underlying Funds;

     WHEREAS, such benefits can result in lower Shared Expenses that the Underlying Funds must reimburse MFSC under the Service Agreements or pay pursuant to the Sub-Accounting Agreements than if shareholders of the Top-Tier Funds invested directly in the Underlying Funds;

     WHEREAS, each Top-Tier Fund will invest its assets primarily in the Underlying Funds, except for temporary defensive purposes and cash or cash items necessary to meet current expenses and redemptions, and certain other permitted investments;

     WHEREAS, each Board of an Underlying Fund, including a majority of the Trustees who are not interested persons of such Underlying Fund, has determined, based on information provided and representations made by MFS, that this Agreement is in the best interests of each Underlying Fund and its shareholders and does not involve overreaching on the part of any person concerned and has made certain additional


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findings (as described in Section 6 below) and has authorized each Top-Tier Fund and Underlying Fund to enter into this Agreement; and

     WHEREAS, the Board of each Underlying Fund, including a majority of the Trustees who are not interested persons of such Underlying Fund, has determined, based on information provided and representations made by MFS, that (a) Shared Expenses charged to the Top-Tier Funds that may be paid by the Underlying Fund pursuant to this Agreement, either directly or as reimbursement to the Top-Tier Funds for payments made by such Top-Tier Funds ("Underlying Fund Payments") are expenses that the Underlying Fund would have incurred if the shareholders of the Top-Tier Funds had instead purchased shares of the Underlying Fund through the same broker-dealer or other financial intermediary; (b) the amount of the Underlying Fund Payments is less than the amount of the benefits realized or expected to be realized by the Underlying Fund from the investment in the Underlying Fund by the Top-Tier Funds ("Underlying Fund Benefits"); and (c) by entering into this Agreement, the Underlying Fund is not engaging, directly or indirectly, in financing any activity which is primarily intended to result in the sale of shares issued by the Underlying Fund.

     NOW, THEREFORE, in consideration of the promises and mutual covenants made herein, it is agreed between and among the parties hereto as follows:

1.   THE TOP-TIER FUNDS' EXPENSES

     MFS will calculate the Shared Expenses incurred by the Top-Tier Funds either to MFSC under the Service Agreement or pursuant to the Sub-Accounting Agreements. In addition, MFS will calculate the Underlying Fund Benefits to each Underlying Fund and each of its classes of shareholders.

2.   UNDERLYING FUNDS' PAYMENT OF EXPENSES

     Subject to paragraph 3, with respect to each Top-Tier Fund, each of the Underlying Funds in which the Top-Tier Fund invests shall make Underlying Fund Payments in an amount equal to a portion of the Shared Expenses incurred by such Top-Tier Fund for which the calculation is to be made calculated as follows:

     - in proportion to the average daily net asset value of such Underlying Fund's shares owned by such Top-Tier Fund, if the Shared Expense was incurred based on a percentage of average daily net assets; or


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     -    in an amount equal to the total amount of the Shared Expense divided by the number of Underlying Funds in which the Top-Tier Fund has invested, if the Shared Expense was incurred based on a flat dollar fee;

provided that (i) no Underlying Fund will pay any such Shared Expense in excess of (a) its Underlying Fund Benefits; (b) the actual expenses incurred by the Top Tier Funds (with respect to any Top-Tier Fund, before giving effect to any expense cap in place for such Top-Tier Fund); or (c) any amount that would cause such Underlying Fund to exceed the expense cap in place for such Underlying Fund; (ii) no Underlying Fund will pay Shared Expenses at a rate in excess of the average per account transfer agent expenses of the Underlying Fund, including sub-accounting expenses and other out-of-pocket expenses, expressed as a basis point charge (for purposes of calculating the Underlying Fund's average per account transfer agent expense the Top-Tier Funds' investment in the Underlying Fund will be excluded; and (iii) no affiliated person of any Top-Tier Fund, or affiliated person of such person, will receive, directly or indirectly, any portion of the Underlying Fund Payments, except for bona fide transfer agent services approved by the Board of the Underlying Fund, including a majority of the Trustees who are not interested persons of such Underlying Fund. The Underlying Funds shall pay the Underlying Fund Payments in accordance with calculations made by and instructions from MFSC.

3.   PAYMENT BY MFS

     (a) During 2007, MFS shall continue to reimburse the Top-Tier Funds for amounts that represent approximately $1.9 million of Shared Expenses in 2006 which otherwise would be paid by the Funds listed on Appendix C in which the Top-Tier Funds invest.

     (b) In order to implement MFS' agreement to reduce MFSC's profit margin by $400,000 in 2007 the amount of payments otherwise due by each Underlying Fund to MFSC pursuant to the Service Agreement shall be reduced such that the total profit margin otherwise to be received by MFSC in accordance with the approved budget is reduced in the aggregate by $400,000. The aggregate reduction shall be allocated among the Underlying Funds in the same proportion that each Underlying Fund's Underlying Fund Payment bears to the total of the Underlying Fund Payments paid by all of the Underlying Funds.


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     (c)  To the extent Underlying Fund Payments are treated, in whole or in part, as a class expense of an Underlying Fund, or are used to pay a class-based expense of a Top-Tier Fund, this Agreement shall be amended to ensure that the relevant terms of this Agreement are met with respect to each class of an Underlying Fund as well as the Underlying Fund as a whole before an Underlying Fund Payment may be made.

4.   OPINION OF COUNSEL

     At any time any of the parties hereto may consult legal counsel in respect of any matter arising in connection with this Agreement, and no such party shall be liable for any action taken or omitted by it in good faith in reasonable reliance on and in accordance with such instructions or with the advice or opinion of such legal counsel.

5.   LIABILITIES

     No party hereto shall be liable to any other party hereto for any action taken or thing done by it or its agents or contractors in carrying out the terms and provisions of this Agreement provided such party has acted in good faith and without negligence or willful misconduct and selected its agents and contractors with reasonable care.

6.   APPROVAL

     The Board of each Underlying Fund, including a majority of the Trustees who are not interested persons of such Underlying Fund, has determined, based on information provided and representations made by MFS, that: (a) the Agreement is in the best interests of each Underlying Fund and its shareholders and does not involve overreaching on the part of any person concerned; (b) the Underlying Fund Payments to be made in accordance with this Agreement are expenses that the Underlying Fund would have incurred if the shareholders of the Top-Tier Funds had instead purchased shares of the Underlying Fund through the same broker-dealer or other financial intermediary; (c) the amount of the Underlying Fund Payments to be made in accordance with this Agreement will be less than the amount of Underlying Fund Benefits; and (d) by entering into this Agreement, the Underlying Fund is not engaging, directly or indirectly, in financing any activity which is primarily intended to result in the sale of shares issued by the Underlying Fund. Such determinations by such Board of Trustees shall be based on the following factors, among others, as they apply to each Underlying
Fund:


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     1.   The reasons for the Underlying Fund's entering into this Agreement;

     2.   Information quantifying the Underlying Fund Benefits;

     3. The extent to which investors in the Top-Tier Funds could have purchased shares of the Underlying Fund;

     4. The extent to which an investment in the Top-Tier Funds represents or would represent a consolidation of accounts in the Underlying Funds, through exchanges or otherwise, or a reduction in the rate of increase in the number of accounts in the Underlying Funds;

     5. The extent to which the expense ratio of the Underlying Fund was reduced following investment in the Underlying Fund by the Top-Tier Funds and the reasonably foreseeable effects of the investment by the Top-Tier Funds on the Underlying Fund's expense ratio;

     6. The reasonably foreseeable effects of participation in this Agreement on the Underlying Fund's expense ratio; and

     7. Any conflicts of interest that MFS, any affiliated person of MFS, or any other affiliated person of the Underlying Fund may have relating to the Underlying Fund's participation in this Agreement.

     Each Board has relied on information provided by and representations made by MFS in considering each of the factors listed above and in support of these determinations, and MFS agrees to inform each Board promptly if any such information or representation become(s) materially incorrect or materially changes.

7.   TERM OF AGREEMENT; AMENDMENT; RENEWAL

     The term of this Agreement shall begin on May 1, 2007, and unless sooner terminated as herein provided, the Agreement shall remain in effect for one year from that date. Thereafter, this Agreement shall continue from year to year with respect to each Top-Tier Fund and each Underlying Fund if such continuation is specifically approved at least annually in accordance with Section 6 above by the Board of Trustees of such Underlying Fund and such Top-Tier Fund, as applicable, including a majority of the independent Trustees of each such Fund. This Agreement may be modified or amended from time to time by mutual written


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agreement between the parties hereto. Prior to any such modification or amendment, the Board of Trustees of an Underlying Fund, including a majority of the Trustees who are not interested persons of such Underlying Fund, must approve the amended or modified Agreement in accordance with Section 6 above. Upon termination hereof, outstanding obligations hereunder shall survive. This Agreement may be amended in the future to include as additional parties to the Agreement other investment companies and/or series thereof for which MFS serves as investment adviser.

8.   PROVISION OF INFORMATION; RECORDS

     In determining whether to approve or renew this Agreement, the Trustees of an Underlying Fund shall request and evaluate, and MFS will furnish, (a) such information relevant to determining the Underlying Fund Benefits, including information on the amount of Underlying Fund Benefits actually experienced by each class of shareholders of each Underlying Fund and each Underlying Fund as a whole during the preceding year; and (b) such other information necessary to evaluate the terms of this Agreement and the factors set forth in Section 6 above and to make the determinations set forth in Section 6 above. Each Underlying Fund will maintain and preserve the Board's findings and determinations made in accordance with Section 6 above, and the information and considerations on which they were based, for the duration of this Agreement, and for a period not less than six years thereafter, the first two years in an easily accessible place.

9.   ASSIGNMENT

     This Agreement shall not be assigned or transferred, either voluntarily or involuntarily, by operation of law or otherwise, without the prior written consent of MFS, the Underlying Funds and each Top-Tier Fund. This Agreement shall automatically and immediately terminate in the event of its assignment without prior written consent of such Funds and MFS. For purposes of this section, "assignment" shall have the meaning ascribed to it in Section 2(a)(4) of the Investment Company Act of 1940, as amended, and Rule 2a-4 thereunder.

10.  NOTICE

     Any notice under this Agreement shall be in writing, addressed and delivered or sent by registered or certified mail, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other parties, it is agreed


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that for this purpose: (a) the address of all parties to this Agreement is 500
Boylston Street, Boston, Massachusetts 02116 -- Attention: Chief Legal Officer; and (b) the address of MFS and MFSC is 500 Boylston Street, Boston, Massachusetts 02116 -- Attention: General Counsel.

11.  INTERPRETIVE PROVISIONS

     In connection with the operation of this Agreement, the parties may agree from time to time on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions are to be signed by all parties and annexed hereto, but no such provisions shall contravene any applicable Federal or State Law or regulation. Also, no existing provision of this Agreement, or interpretive or additional provision described above, shall be effective if, as a result any Top-Tier Fund or any Underlying Fund would lose its status as a regulated investment company under Subchapter M of the Internal Revenue Code.

12.  STATE LAW

     This Agreement shall be construed and enforced in accordance with and governed by the laws of The Commonwealth of Massachusetts.

13.  CAPTIONS

     The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. With respect to any party which is organized as a Massachusetts business trust, references in this Agreement to the party mean and refer to the Trustees from time to time serving under its Declaration of Trust on file with the Secretary of the Commonwealth of Massachusetts, as the same may be amended from time to time, pursuant to which the party conducts its business. The obligations of the party hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the party personally, but shall bind only the trust property of the party, as provided in said Declaration of Trust.

     With respect to any party which is organized as a Massachusetts business trust, if the party has more than one series, no series of the party other than the series on whose behalf an obligation shall have been undertaken shall be responsible for the obligations of the series, and third parties shall look only to the assets of that series to satisfy those obligations.


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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                                    MFS SERIES TRUST X
                                       on behalf of its series:
                                       MFS AGGRESSIVE GROWTH ALLOCATION FUND
                                       MFS CONSERVATIVE ALLOCATION FUND
                                       MFS EMERGING MARKETS EQUITY FUND
                                       MFS FLOATING RATE HIGH INCOME FUND
                                       MFS GROWTH ALLOCATION FUND
                                       MFS INTERNATIONAL DIVERSIFICATION FUND
                                       MFS INTERNATIONAL GROWTH FUND
                                       MFS INTERNATIONAL VALUE FUND
                                       MFS MODERATE ALLOCATION FUND

                                     MFS SERIES TRUST XII
                                       on behalf of its series:
                                       MFS LIFETIME RETIREMENT INCOME FUND
                                       MFS LIFETIME 2010 FUND
                                       MFS LIFETIME 2020 FUND
                                       MFS LIFETIME 2030 FUND
                                       MFS LIFETIME 2040 FUND

                                    MFS SERIES TRUST I
                                       on behalf of its series:
                                       MFS NEW DISCOVERY FUND
                                       MFS RESEARCH INTERNATIONAL FUND
                                       MFS STRATEGIC GROWTH FUND
                                       MFS VALUE FUND

                                    MFS SERIES TRUST III
                                       on behalf of its series:
                                       MFS HIGH INCOME FUND

                                    MFS SERIES TRUST IV
                                       on behalf of its series:
                                       MFS MID CAP GROWTH FUND
                                       MFS MONEY MARKET FUND

                                    MFS SERIES TRUST V
                                       on behalf of its series:
                                       MFS INTERNATIONAL NEW DISCOVERY FUND


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                                       MFS RESEARCH FUND

                                    MFS SERIES TRUST IX
                                       on behalf of its series:
                                       MFS INFLATION-ADJUSTED BOND FUND
                                       MFS INTERMEDIATE INVESTMENT GRADE
                                          BOND FUND
                                       MFS LIMITED MATURITY FUND
                                       MFS RESEARCH BOND FUND

                                    MFS SERIES TRUST XI
                                       on behalf of its series:
                                       MFS MID CAP VALUE FUND

                                    MFS SERIES TRUST XIII
                                       on behalf of its series:
                                       MFS GOVERNMENT SECURITIES FUND


                                    By: MARIA DWYER
                                        ----------------------------------------
                                    Name: MARIA DWYER
                                    Title: President

MFS acknowledges and agrees that it is responsible for all of its acts and omissions in performing its obligations under this Agreement.

                                    MASSACHUSETTS FINANCIAL SERVICES
                                    COMPANY

                                    By: PAUL KIRWAN
                                        ----------------------------------------
                                    Name: PAUL KIRWAN
                                    Title: Chief Financial Officer


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                                   APPENDIX A

     The following Funds are parties to this Agreement, and have so indicated their intention to be bound by such Agreement as "Top-Tier Funds" by execution of the Agreement:

                                    MFS SERIES TRUST X
                                    MFS AGGRESSIVE GROWTH ALLOCATION FUND
                                    MFS CONSERVATIVE ALLOCATION FUND
                                    MFS GROWTH ALLOCATION FUND
                                    MFS INTERNATIONAL DIVERSIFICATION FUND
                                    MFS MODERATE ALLOCATION FUND

                                    MFS SERIES TRUST XII
                                    MFS LIFETIME RETIREMENT INCOME FUND
                                    MFS LIFETIME 2010 FUND
                                    MFS LIFETIME 2020 FUND
                                    MFS LIFETIME 2030 FUND
                                    MFS LIFETIME 2040 FUND


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                                   APPENDIX B

     The following Funds are parties to this Agreement, and have so indicated their intention to be bound by such Agreement as "Underlying Funds" by execution of the Agreement:

                                    MFS SERIES TRUST X
                                    MFS EMERGING MARKETS EQUITY FUND
                                    MFS FLOATING RATE HIGH INCOME FUND
                                    MFS INTERNATIONAL GROWTH FUND
                                    MFS INTERNATIONAL VALUE FUND

                                    MFS SERIES TRUST I
                                    MFS NEW DISCOVERY FUND
                                    MFS RESEARCH INTERNATIONAL FUND
                                    MFS STRATEGIC GROWTH FUND
                                    MFS VALUE FUND

                                    MFS SERIES TRUST III
                                    MFS HIGH INCOME FUND

                                    MFS SERIES TRUST IV
                                    MFS MID CAP GROWTH FUND
                                    MFS MONEY MARKET FUND

                                    MFS SERIES TRUST V
                                    MFS INTERNATIONAL NEW DISCOVERY FUND
                                    MFS RESEARCH FUND

                                    MFS SERIES TRUST IX
                                    MFS INFLATION-ADJUSTED BOND FUND
                                    MFS INTERMEDIATE INVESTMENT GRADE
                                       BOND FUND
                                    MFS LIMITED MATURITY FUND
                                    MFS RESEARCH BOND FUND

                                    MFS SERIES TRUST XI
                                    MFS MID CAP VALUE FUND

                                    MFS SERIES TRUST XIII
                                    MFS GOVERNMENT SECURITIES FUND


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                                   APPENDIX C

     The following Funds are funds in which Top-Tier Funds invest but which are subject to an expense cap:

                                    MFS SERIES TRUST X
                                    MFS FLOATING RATE HIGH INCOME FUND

                                    MFS SERIES TRUST IX
                                    MFS INFLATION-ADJUSTED BOND FUND
                                    MFS INTERMEDIATE INVESTMENT GRADE
                                       BOND FUND
                                    MFS RESEARCH BOND FUND

                                    MFS SERIES TRUST XI
                                    MFS MID CAP VALUE FUND

                                    MFS SERIES TRUST XIII
                                    MFS GOVERNMENT SECURITIES FUND


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